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                                  Exhibit 2.2

                             Certificate of Merger




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                          CERTIFICATE OF MERGER OF

                        THUNDERHILL ACQUISITION CORP.

                                    INTO

                           JATO TECHNOLOGIES, INC.



     Pursuant to Section 251 of the Delaware General Corporation Law (the

"DGCL"), Jato Technologies, Inc., a Delaware corporation, hereby certifies as
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set forth below:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

               Name                             State of Incorporation
               ----                             ----------------------

     Jato Technologies, Inc.                          Delaware
     Thunderhill Acquisition Corp.                    Delaware

2.  An agreement and plan of reorganization (the "Merger Agreement") has been
                                                  ----------------
approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 228 and 251 of the DGCL.

3. Jato Technologies, Inc. is the surviving corporation of the merger (the "Surviving Corporation").
----------------------

4. Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit
                                                                        -------
A hereto, and the Bylaws, Officers and Directors of Thunderhill Acquisition
-
Corp. immediately prior to the merger shall be the Bylaws, Officers and Directors of the Surviving Corporation.

5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 505 E. Huntland Drive, Suite 550, Austin, Texas 78752.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The merger shall become effective immediately upon the filing of this certificate with the Secretary of State of Delaware in accordance with Sections 251, 103 and 228 of the DGCL.
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     This Certificate of Merger has been executed, acknowledged and attested on
November 24, 1998.


                                        JATO TECHNOLOGIES, INC.

                                        By: /s/ Walter T. Thirion
                                            -------------------------
                                            Walter T. Thirion
                                            President

ATTEST:

By:  /s/ Joel Rollins
     ----------------
     Joel Rollins
     Secretary

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